For period ending February 28, 1997

File number 811-5014




ANNUAL SUPPLEMENT
Page 53 is to be filed only once each year at the end of Registrants fiscal year.

105. Fidelity bond(s) in effect at the end of the period:

     A.     Insurer Name:  ICI Mutual Insurance Co.

     B.     Second Insurer:

     C.     Aggregate face amount of coverage for Registrant on all bonds on
            which it is named as an insured ($000 s omitted)         $45,000

106. A.     Is the bond part of a joint fidelity bond(s) shared with other
            investment companies or other entities?                     Y
                                                                      y/N

     B.     If the answer to 106A is  Y  (Yes), how many other investment
            companies or other entities are covered by the bond?         63
            NOTE:  Count each series as a separate investment company.

107. A.     Does the mandatory coverage of the fidelity bond have a
            deductible?                                                 N
                                                                       Y/N

     B.     If the answer to 107A is  Y  (Yes), what is the amount of the
            deductible?                                             $

108. A.     Were any claims with respect to this Registrant filed under the
            bond during the period?                                     N
                                                                       Y/N

     B.     If the answer to 108A is  Y  (Yes), what was the total amount of
            such claim(s)?                                          $

109. A. Were any losses incurred with respect to this Registrant that could have been filed as a claim under the fidelity bond but
            were not?                                                    N
                                                                        Y/N

     B.     If the answer to sub-item 109A is  Y  (Yes), what was the total
            amount of such losses?  ($000 s omitted)                 $

110. A. Are Registrant s officers and directors covered as officers and directors of Registrant under any errors and omissions insurance
            policy owned by the Registrant or anyone else?              Y
                                                                        Y/N

     B.     Were any claims filed under such policy during the period with
            respect to Registrant?                                      N
                                                                       Y/N
For period ending February 28, 1997

File number 811-5014                                        Exhibit 77D


PaineWebber Municipal Series


                     New York Tax-Free Income Fund amended its non-fundamental investment policies to permit investment in municipal securities rated below investment grade.

FORM 10f-3     FUND:  New York Tax-Free Income Fund


Record of Securities Purchased Under the Fund's Rule 10f-3 Procedures


1.   Issuer:  New York State Dormanth City University


2.   Date of Purchase:  8-30-96


3.  Date offering commenced:  8-28-96


4.   Underwriters from whom purchased:  Smith Barney


5.   "Affiliated Underwriter" managing or participating in syndicate:
           PaineWebber


6.   Aggregate principal amount of purchase:  1,397,088.00/1,300,000

7.   Aggregate principal amount of offering:  395,250,000

8.   Purchase price (net of fees and expenses):  102.938


9.   Initial public offering price:  102.938


10.  Commission, spread or profit:           --%  $    $  --




11.  Have the following conditions been satisfied?               YES     NO


     a.   The securities are part of an issue registered under
          the Securities Act of 1933 which is being offered to
          the public or are "municipal securities" as defined
          in Section 3(a)(29) of the Securities Exchange Act
          of 1934.                                              __X__  _____


     b.   The securities were purchased  prior to the end of
          the end first full  business day of the offering
          at  not more than the initial  offering price
          (or, if a  rights  offering, the securities were
          purchased  on or before the fourth day preceding
          the day on which the offering terminated.             __X__  _____





     c.   The underwriting was a firm commitment
          underwriting.                                         __X__  _____


     d.   The commission, spread or profit was reasonable
          and fair in relation to that being received by
          others for underwriting similar securities
          during the same period.                               __X__  _____


     e.   (1)  If securities are registered under the
          Securities Act of 1933, the issuer of the
          securities and its predecessor have been
          in continuous operation for not less than
          three years.                                          _____  _n/a_


          (2)   If securities are municipal  securities,
          the issue of securities has received an investment
          grade rating from  a nationally recognized
          statistical  rating organization or, if the
          issuer or entity supplying the  revenues from
          which the issue  is to be paid shall have been
          in  continuous operation for less than  three
          years (including any predecessor), the issue has
          received one of the three  highest ratings from at
          least one such rating organization.                   __X__  _____


     f.   The amount of such securities purchased by all
          of the investment companies advised by Mitchell
          Hutchins did not exceed 4% of the principal amount
          of the offering or $500,000 in principal amount,
          whichever is greater, provided that in no event did
          such amount exceed 10% of the principal amount of the
          offering.                                             __X__  _____


     g.   The purchase price was less than 3% of the Fund's
          total assets.                                         __X__  _____


     h.   No Affiliated Underwriter was a direct or indirect
          participant in or beneficiary of the sale or,
          with respect to municipal securities, no purchases
          were designated as group sales or otherwise allocated
          to the account of any Affiliated Underwriter.         __X__  _____



Approved:  Elbridge T. Gerry III                  Date:  October 1, 1996